UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
August 31, 2015
 Date of Report (Date of Earliest Event Reported)
SEARS HOLDINGS CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)
000-51217, 001-36693	20-1920798
(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
 (Address Of Principal Executive Offices, including Zip Code)
Registrant's Telephone Number, Including Area Code:  (847) 286-2500
Not Applicable
 (Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 31, 2015, Sears Holdings Corporation (the "Company") issued a press release announcing the results of its previously announced tender offer (the "Offer") to purchase up to $1,000,000,000 principal amount of its outstanding 6 5/8% Senior Secured Notes Due 2018 (the "Notes") as of the expiration date for the Offer, 11:59 p.m., New York City time, on August 28, 2015. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  As of the expiration date, approximately $936.2 million principal amount of the Notes were validly tendered and not validly withdrawn in the Offer.

Private Securities Litigation Reform Act of 1995 –
A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the Offer.  The Company cautions that forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, uncertainties and assumptions, many of which are beyond the Company's control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements for a number of reasons, including, without limitation, risks and uncertainties relating to the Offer.  Detailed descriptions of other risks relating to the Company are discussed in our annual report on Form 10-K for the fiscal year ended January 31, 2015 and subsequent filings with the Securities Exchange Commission.  The Company intends the forward looking statements to speak only as of the time made and, except as required by law, do not undertake to update or revise them as more information becomes available.

 Item 9.01                          Financial Statements and Exhibits

(d)            Exhibits

Exhibit 99.1                          Press Release, dated August 31, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated:  August 31, 2015                                                                                    /s/ Robert A. Riecker
By:  Robert A. Riecker
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 99.1                          Press Release, dated August 31, 2015